                                                                    EXHIBIT 3.38

                              DECLARATION OF TRUST
                                       OF
                   PILLOWTEX MANAGEMENT SERVICES COMPANY
                          (A DELAWARE BUSINESS TRUST)

                               TABLE OF CONTENTS

                                                       ARTICLE 1

                                                      ORGANIZATION

          1.1       PURPOSE; NAME. ................................................................  1
          1.2       PLACES OF BUSINESS. ...........................................................  1
          1.3       LEGAL TITLE. ..................................................................  1
          1.4       CLASSIFICATION. ...............................................................  2

                                                       ARTICLE 2

                                                        TRUSTEES

          2.1       MANAGING TRUSTEES. ............................................................  2
          2.2       RESIDENT TRUSTEE. .............................................................  2
          2.3       RESIGNATION OR REMOVAL OF A MANAGING TRUSTEE. .................................  3
          2.4       POWERS OF MANAGING TRUSTEES. ..................................................  3
          2.5       LIMITATIONS ON POWERS OF MANAGING TRUSTEES. ...................................  5
          2.6       MEETINGS OF MANAGING TRUSTEES. ................................................  5

                                                       ARTICLE 3

                                              BENEFICIAL INTEREST HOLDERS

          3.1       INTEREST IN TRUST ESTATE. .....................................................  6
          3.2       ISSUE OF SHARES. ..............................................................  6
          3.3       ACQUISITION AND STATUS OF SHARES ACQUIRED BY THE TRUST. .......................  6
          3.4       SHARE REGISTERS. ..............................................................  6
          3.5       SHARE CERTIFICATES. ...........................................................  6
          3.6       TRANSFERS OF SHARES. ..........................................................  6
          3.7       TRANSFERS OF SHARES BY OPERATION OF LAW. ......................................  7
          3.8       NATURE OF SHARES. .............................................................  7

                                                       ARTICLE 4

                             LIABILITY OF BENEFICIAL INTEREST HOLDERS, TRUSTEES, OFFICERS,
                                  EMPLOYEES AND AGENTS AND RELATED PARTY TRANSACTIONS

          4.1       LIMITATION OF BENEFICIAL INTEREST HOLDER LIABILITY. ...........................  7
          4.2       LIMITATION OF TRUSTEE LIABILITY. ..............................................  7
          4.3       EXCULPATORY CLAUSES. ..........................................................  8

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
          4.4       INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. ..................................  8
          4.5       RELATED PARTY TRANSACTIONS. ...................................................  9

                                                       ARTICLE 5

                                                 SURPLUS AND DIVIDENDS

          5.1       DECLARATION OF DIVIDENDS AND DETERMINATION OF NET PROFITS, EARNINGS AND
                    SURPLUS. ......................................................................  9
          5.2       FIXING OF RECORD DATES. .......................................................  9

                                                       ARTICLE 6

                                                         NOTICE

          6.1       WHEN NOTICE UNNECESSARY. ...................................................... 10
          6.2       METHOD OF GIVING NOTICE. ...................................................... 10
          6.3       EVIDENCE OF NOTICE. ........................................................... 10

                                                       ARTICLE 7

                                               AMENDMENT AND TERMINATION

          7.1       TERMINATION OF TRUST. ......................................................... 10
          7.2       EFFECT OF DEATH, BANKRUPTCY OR INCAPACITY OF BENEFICIAL INTEREST HOLDER
                    OR TRUSTEE. ................................................................... 10
          7.3       VOLUNTARY TERMINATION OR AMENDMENT OF TRUST. .................................. 10
          7.4       FILING OF ACTION AUTHORIZING TERMINATION OR AMENDMENT. ........................ 11
          7.5       SALE OF TRUST ESTATE. ......................................................... 11

                                                       ARTICLE 8

                                                     MISCELLANEOUS

          8.1       POWER TO CONSTRUE DECLARATION OF TRUST. ....................................... 11
          8.2       HEADINGS. ..................................................................... 11
          8.3       EFFECT OF PARTIAL INVALIDITY OF DECLARATION OF TRUST. ......................... 11
          8.4       DELAWARE LAW CONTROLLING. ..................................................... 11
          8.5       COUNTERPARTS. ................................................................. 11
          8.6       FISCAL YEAR. .................................................................. 12

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                              DECLARATION OF TRUST

         This DECLARATION OF TRUST by and among Pillowtex Corporation, a Texas corporation (the "Grantor") and Jeffrey D. Cordes, an individual, Christopher
N. Baker, an individual and Scott E. Shimizu, an individual (hereafter sometimes jointly referred to as the "Managing Trustees") and PNC Bank, Delaware, a Delaware state chartered bank (the "Resident Trustee") is effective as of March 27, 1996. The Managing Trustees and the Resident Trustee are hereafter sometimes jointly referred to as the "Trustees".

         WHEREAS, the Grantor and the Trustees desire to form a business trust in accordance with the provisions of the Delaware Business Trust Act, 12 Del.C.
Section 3801 et. seq., (the "Act"); and

         WHEREAS, the Trust (as hereinafter defined) shall acquire certain property of Grantor as set forth on Exhibit A and incorporated herein by reference, and shall manage the same, and all other property which the Trust may hereafter acquire (the "Trust Estate"), in the manner hereinafter provided.

         NOW, THEREFORE, the Trustees hereby agree to hold the Trust Estate, as well as all other property which the Trust may acquire, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders, from time to time, of the certificates of shares issued and to be issued hereunder in the manner and subject to the Act and this Declaration of Trust.

                                   ARTICLE I

                                  ORGANIZATION

         1.1 PURPOSE; NAME. The Trust is organized to carry on any lawful business or activity. So far as may be practicable, the business of the trust shall be conducted and transacted under the name of Pillowtex Management Services Company or such other name as the Managing Trustees may from time to time determine (the "Trust"), which name (and the words "the Trust," wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees as Trustees, but not personally, and shall not refer to the officers, agents or Beneficial Interest Holders (as hereafter defined) of the Trust.

         1.2 PLACES OF BUSINESS. The Trust shall have a Trustee resident, or with its principal place of business, in the State of Delaware as required by Section 3807(a) of the Act and shall have its principal place of business in such places as the Managing Trustees (as hereafter defined) may from time to time select. The Trust may also have offices at such other places as the Managing Trustees may from time to time designate or the business of the Trust may require. The original of this Declaration of Trust and the minutes of the Trust shall be kept at the principal place of business of the Trust, and shall, at all times, be open to the inspection of any Trustee or Beneficial Interest Holder.

         1.3 LEGAL TITLE. Legal title to the Trust Estate shall be vested in the Trust, except that the Managing Trustees may cause legal title to any Trust property to be held by or in the name





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of any Managing Trustee or any other person as nominee. If the Managing
Trustees cause legal title in any of the Trust Estate to be held in their names, the right, title and interest of the Managing Trustees in and to such property shall automatically vest in successor and additional Managing Trustees upon their qualification and acceptance of election or appointment as Managing Trustees, and they shall thereupon have all the rights and obligations of Managing Trustees, whether or not conveyancing documents have been executed and delivered pursuant to this Declaration of Trust or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Managing Trustees may deem necessary or desirable.

         1.4 CLASSIFICATION. This Declaration of Trust is intended to create a business trust under the Act and not a partnership or joint stock association for state law purposes. However, in accordance with the Act, classification of the Trust as a Delaware business trust is not controlling for the classification of the Trust for Federal income tax purposes. In that regard, this Declaration of Trust shall be construed such that the Trust qualify as an "association" under the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 2

                                    TRUSTEES

         2.1     MANAGING TRUSTEES.

                 (a) NUMBER. The number of Managing Trustees initially shall be three (3), which number may be increased or decreased by the Managing Trustees then in office from time to time; however, the total number of Managing Trustees shall be not less than two (2) nor more than five (5). Any vacancy created by an increase in the number of Managing Trustees shall be filled by the Grantor acting through its duly authorized officer.

                 (b) INITIAL MANAGING TRUSTEES. The names of the initial Managing Trustees shall be: Jeffrey D. Cordes, Christopher N. Baker and Scott E. Shimizu. The Managing Trustees shall hold office until the death, resignation or removal as Managing Trustee pursuant to the Act or this Declaration of Trust.

         2.2     RESIDENT TRUSTEE.

                 (a) INITIAL RESIDENT TRUSTEE. There shall be one (1) Resident Trustee. The initial Resident Trustee shall be: PNC Bank, Delaware (the "Resident Trustee"). The Resident Trustee shall serve until such time as a successor is appointed by the Grantor acting through its duly authorized officer. Notwithstanding the foregoing, the Resident Trustee may resign at any time upon the giving of at least sixty (60) days advance written notice to the Managing Trustees; provided, however, that such resignation shall not become effective unless and until a successor Resident Trustee shall have been appointed by the Managing Trustees. If the Managing Trustees do not act within such sixty (60) day period, the Resident Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Resident Trustee.





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                 (b)      POWERS OF RESIDENT TRUSTEE. The Resident Trustee
         shall constitute the Trustee required pursuant to Section 3807(a) of the Act, shall have only the rights, obligations and liabilities specifically provided for in the Declaration of Trust and the Act, and shall have no implied rights, obligations and liabilities with respect to the affairs of the Trust. Notwithstanding any other provision contained herein, unless specifically directed by the Managing Trustees and consented to by the Resident Trustee, the Resident Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business of the Trust. In no event shall the Resident Trustee have any liability for the acts or omissions of the Managing Trustees. Upon direction by the Managing Trustees, the Resident Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Act. The Resident Trustee shall provide prompt notice to the Managing Trustees of its performance of any of the foregoing. The Managing Trustees shall reasonably keep the Resident Trustee informed of any actions taken by the Managing Trustees with respect to the Trust that affect the rights, obligations or liabilities of the Resident Trustee under the Act.

                 (c) COMPENSATION OF RESIDENT TRUSTEE. The Resident Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder, as shall be agreed to from time to time by the Trust and the Resident Trustee, and shall be reimbursed for extraordinary expenses including reasonable attorney fees as incurred.

         2.3 RESIGNATION OR REMOVAL OF A MANAGING TRUSTEE. Any Managing Trustee may resign by written notice to the remaining Managing Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Managing Trustee may be removed by the Grantor acting through its duly authorized officer. Upon the resignation or removal of any Managing Trustee, or upon any Managing Trustee otherwise ceasing to be a Managing Trustee, such Managing Trustee shall automatically cease to have any right, title or interest in and to the Trust Estate held in his name, which property shall automatically vest in the remaining Managing Trustees, or, if none, their successors as the same may be appointed hereunder; provided that any Managing Trustee ceasing to be such shall account to the remaining Managing Trustees as they require for all property that he formerly held as Managing Trustee. Any vacancy that is created by any Managing Trustee who resigns or is removed may be filled by the Grantor acting through its duly authorized officer.

         2.4 POWERS OF MANAGING TRUSTEES. The Managing Trustees, subject only to the specific limitations in this Declaration of Trust and the Act, shall control and manage the Trust Estate and conduct or cause to be conducted the business and affairs of the Trust. Except as otherwise limited by this Declaration of Trust and the Act, the Managing Trustees shall have the power and authority to do all things, to take all actions and to execute and deliver all agreements, instruments, contracts, deeds and documents as may be necessary or appropriate in connection with the management and conduct of the business and affairs of the Trust, including, without limitation the power and authority to:

                          A. Sell, lease, exchange, transfer, pledge, mortgage or otherwise dispose of the assets of the Trust and to enter into contracts therefor.





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                          B.  Appoint, elect or engage, either as agents,
                 independent contractors, officers, employees or managers of the Trust, such persons as the Managing Trustees may determine from time to time are necessary and appropriate to manage the business and affairs of the Trust. Such persons shall have such titles and relative powers, rights and duties as the Managing Trustees shall determine from time to time.

                          C.  Vote any securities of any entity that
                 constitutes all or a part of the Trust Estate.

                          D. Loan or borrow money, guarantee the debts of others and issue Shares (as hereinafter defined) of the Trust as provided herein.

                          E.  Fix the compensation of the agents,
                 independent contractors, officers, employees or managers of the Trust and establish in favor of said officers and employees (including officers and employees who may be Trustees), and the officers and employees of any company which may be a subsidiary of or affiliated with the Trust, any plan of profit sharing or other benefit plan providing for any payment for services rendered or to be rendered to the Trust or to such subsidiary or affiliated company out of or based upon the net profits of the Trust or otherwise.

                          F. Sue and be sued, and compromise, settle, arbitrate, abandon or terminate all suits, proceedings, disputes, claims, and demands relating to the Trust Estate arising out of or in connection with the business of the Trust or the administration of the Trust Estate, whether in the name of the Trust or of the Trustees or of the Beneficial Interest Holders or otherwise, before any court, or administrative or other body, or otherwise.

                          G. Delegate to one or more Managing Trustees, officers, employees or other persons engaged or employed by the Trust, the performance of any and all acts or other things, the making of decisions and the execution of such agreements, contracts, deeds, documents or other instruments, either in the names of the Trust or the Managing Trustees, as the Managing Trustees may determine.

                          H. Establish such committees with such powers as the Managing Trustees deem appropriate.

                          I. Purchase and pay for out of the Trust Estate insurance policies insuring the Trust and the Trust Estate against any and all risks, and insuring the Beneficial Interest Holders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of any nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim or liability.





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         The powers conferred upon the Managing Trustees by this Section and elsewhere in this Declaration of Trust may be delegated to committees, officers and agents of the Trust, and shall not be deemed to be mandatory, but shall, together with any and all implied powers and discretions, be exercised by the Managing Trustees from time to time to the extent deemed by them to be advantageous to the Trust. The acts of the committees, officers and agents, within the scope of their respective authorities, shall be deemed to be the acts of the Managing Trustees and not of the Beneficial Interest Holders.

         2.5     LIMITATIONS ON POWERS OF MANAGING TRUSTEES.

         Notwithstanding anything in this Agreement to the contrary, the Managing Trustees shall not have the power or authority to do any of the following or to cause the Trust to do any of the following without the prior written consent of Grantor:

                          A. Sell, lease or exchange all, or substantially all, of the property and assets of the Trust.

                          B. Merge or consolidate the Trust with or into one or more business trusts, common-law trusts, unincorporated businesses, corporations or partnerships.

                          C.  Dissolve the Trust and wind-up its affairs.

                          D.  Amend or terminate this Declaration of Trust.

         2.6     MEETINGS OF MANAGING TRUSTEES.

                 (a) Meetings may be called at any time by any of the Managing Trustees upon 24 hours' written notice to each of the Managing Trustees. Notice of such meetings shall be given to each of the Managing Trustees as provided in Section 6.2 of this Declaration of Trust. At any meeting of the Managing Trustees, the presence of a majority of the Managing Trustees then in office shall be necessary and sufficient to constitute a quorum for the transaction of business. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                 (b) Subject to the notice of meeting requirements in this Declaration of Trust, the Managing Trustees may participate in and hold a meeting of the Managing Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting except where a person participates in the meeting solely for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                 (c) When a quorum is present at any meeting, a majority of the Managing Trustees present may take any action except as otherwise expressly provided in this Declaration of Trust.





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                 (d)      Unless otherwise restricted by this Declaration of
         Trust, any action required or permitted by law to be taken at any meeting of the Managing Trustees, may be taken without a meeting if a written consent thereto, setting forth the action so taken, is signed by all Managing Trustees and such written consent is filed at the principal place of business of the Trust.

                                   ARTICLE 3

                          BENEFICIAL INTEREST HOLDERS

         3.1 INTEREST IN TRUST ESTATE. The beneficial interest in the Trust Estate shall be in the holders ("Beneficial Interest Holders") from time to time of non-voting, transferrable shares of beneficial interest (the "Shares"). The authorized Shares of beneficial interest shall consist of three thousand (3,000) Shares, $.01 par value.

         3.2 ISSUE OF SHARES. Authorized Shares of the Trust may be issued from time to time in such amounts as the Managing Trustees may determine, either for cash, services, securities, property or other value, or in exchange for other Shares of the Trust at the time outstanding, as full paid or part paid Shares and at such price and upon such terms as to valuation of services, securities, property or other value or other Shares and otherwise, as the Managing Trustees may in their absolute discretion see fit and irrespective of the par value thereof, if any.

         3.3 ACQUISITION AND STATUS OF SHARES ACQUIRED BY THE TRUST. Shares of this Trust may, in the discretion of the Managing Trustees, be acquired by the Trust either out of surplus or out of capital. If so determined by the Managing Trustees Shares so acquired shall be canceled without, however, thereby reducing the number of authorized Shares; otherwise such Shares shall be held in the treasury as an asset of the Trust and may be sold or otherwise disposed of for such consideration and on such terms as shall from time to time be determined by the Managing Trustees, but such Shares while so held in the treasury shall not be entitled to any dividends and shall not be deemed outstanding for any purpose.

         3.4 SHARE REGISTERS. A register or registers shall be kept under the direction of the Managing Trustees which shall contain the names of the Beneficial Interest Holders and their addresses, and the number of Shares held by them respectively, and a record of all transfers thereof. No Beneficial Interest Holder shall be entitled to recognition as such unless his name and address appears on said register.

         3.5 SHARE CERTIFICATES. Every Beneficial Interest Holder shall be entitled to receive a certificate in such form as the Managing Trustees shall from time to time approve specifying the number of Shares held by such Beneficial Interest Holder. In case a certificate shall be lost, stolen or destroyed, or become mutilated, the Managing Trustees, upon submission of evidence satisfactory to them of such fact, may issue a new certificate and in that connection may require a bond of indemnity satisfactory to them. Certificates of Shares shall be executed as the Managing Trustees shall from time to time designate.

         3.6 TRANSFERS OF SHARES. Every transfer of any Shares (otherwise than by operation of law) shall be in writing under the hand of the transferor, or his agent thereunto duly authorized





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in writing, and upon delivery thereof to the Managing Trustees or to a transfer officer or agent of the Trust, accompanied by the existing certificate for such Shares and such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate representing such Shares shall be issued to the transferee; and in case of a transfer of only a part of the Shares mentioned in any certificate a new certificate for the residue thereof shall be issued to the transferor. Until any transfer shall be so made and recorded, the transferor shall be deemed to be the holder of the Shares purported to be transferred thereby and neither the Managing Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such purported transfer. After a transfer shall be made and recorded as above provided the transferee shall be deemed to be a Beneficial Interest
Holder and no consent of the other Beneficial Interest Holders shall be necessary in respect thereof.

         3.7 TRANSFERS OF SHARES BY OPERATION OF LAW. Any person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Beneficial Interest Holder, or otherwise by operation of law, shall be recorded in the register as the holder of the said Shares, and receive a new certificate for the same, upon production of the proper evidence of his right thereto and delivery of the existing certificate to the Managing Trustees or a transfer officer or agent of the Trust. But until such record is made, the Beneficial Interest Holder of record shall be deemed to be the holder of such Shares for all purposes, and neither the Managing Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

         3.8 NATURE OF SHARES. Shares of the Trust shall be personal property entitling the holders only to the rights and interest in the Trust Estate conferred by the law of Delaware and by this Declaration of Trust, and shall not give to the holders any right to possess specific property of the Trust for any purpose.

                                   ARTICLE 4

         LIABILITY OF BENEFICIAL INTEREST HOLDERS, TRUSTEES, OFFICERS,
              EMPLOYEES AND AGENTS AND RELATED PARTY TRANSACTIONS

         4.1 LIMITATION OF BENEFICIAL INTEREST HOLDER LIABILITY. No Beneficial Interest Holder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a Beneficial Interest Holder, nor shall any Beneficial Interest Holder, by reason of such status, be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of the Trust.

         4.2 LIMITATION OF TRUSTEE LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a Beneficial Interest Holder for any act, omission or obligation of the Trust or any Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a business trust, no Trustee shall be liable to the Trust or to any Beneficial Interest Holder for monetary damages for





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breach of any duty (including, without limitation, fiduciary duty) as a
Trustee, except (i) for acts or omissions which involve actual fraud or willful misconduct or (ii) for any transaction from which the Trustee derived improper personal benefit. Neither the amendment nor repeal of this Section 4.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 4.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         4.3 EXCULPATORY CLAUSES. Neither the Beneficial Interest Holders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the Trust Estate for the payment of any claim under or for the performance of that instrument. All such written instruments may contain an express exculpatory clause to the foregoing effect. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Beneficial Interest Holder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustee or any officer, employee or agent of the Trust be liable to anyone for such omission.

         4.4     INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                 (a) The Trust shall indemnify and hold harmless each Trustee and officer of the Trust (including any persons who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) to the maximum extent permitted by law, except to the extent that the indemnitee is found liable for (i) an act or omission involving actual fraud or willful misconduct or (ii) a transaction in which the indemnitee received an improper personal benefit. The Trust shall, upon request by the concerned Trustee or officer assume the defense of any claim made against such Trustee or officer and (i) whether or not such request is made, pay in advance of any final disposition of such claims all costs of defense upon an undertaking by or on behalf of such Trustee or officer to repay such amount if it shall be ultimately determined that such Trustee or officer is not entitled to indemnification by the Trust under this Section, and (ii) satisfy any judgment thereon from the assets of the Trust.

                 (b) In the event any Beneficial Interest Holder or former Beneficial Interest Holder shall be held to be personally liable for any obligation of the Trust solely by reason of his or its being or having been a Beneficial Interest Holder and not because of his or its acts or omissions or some other reason, the Beneficial Interest Holder or former Beneficial Interest Holder (or his or its legal representatives or successors) shall be entitled to be indemnified and held harmless out of the Trust Estate against all loss and expenses arising from such liability. The Trust shall, upon request by the concerned Beneficial Interest Holder, assume the defense of any claim made against the Beneficial Interest Holder and (i) whether or not such request is made, pay in advance of any final disposition of such claims all costs of defense upon an undertaking by or on behalf of such Beneficial Interest Holder to repay such amount if it is ultimately determined that such Beneficial Interest





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
         Holder is not entitled to indemnification by the Trust under this Section, and (ii) satisfy any judgment thereon from the assets of the Trust.

         4.5 RELATED PARTY TRANSACTIONS. Subject to any express restrictions in this Declaration of Trust or adopted by the Managing Trustees, the Trust may enter into any contract or transaction of any kind (including without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer of sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                                   ARTICLE 5

                             SURPLUS AND DIVIDENDS

         5.1. DECLARATION OF DIVIDENDS AND DETERMINATION OF NET PROFITS, EARNINGS AND SURPLUS. Subject to the provisions of this Section, the Managing Trustees, in their discretion may from time to time declare dividends payable at any date fixed by them out of the net profits or surplus (whether paid-in or otherwise) of the Trust, in cash or property, including without limitation of the generality of the foregoing, securities of the Trust; but no Beneficial Interest Holder shall have any right to any dividends, whether in cash, property or securities of the Trust, except when and as such dividends shall be paid or notice shall have been given to all the Beneficial Interest Holders who are to receive such dividends that the same have been declared as aforesaid; and no Beneficial Interest Holder or Trustee of the Trust shall be liable personally for any such dividend, and every Beneficial Interest Holder entitled thereto shall look only to the Trust Estate for the payment of any such dividend. The net profits and surplus of the Trust may be determined for any and all purposes on the basis of an income statement and a balance sheet of the Trust in accordance with proper accounting practices.

         5.2 FIXING OF RECORD DATES. The Managing Trustees may fix a date, which date shall not precede the date upon which the Managing Trustees fix such date and which date shall not be more than sixty days preceding the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of share capital shall go into effect, and the date so fixed by the Managing Trustees shall be the record date for the determination of the Beneficial Interest Holders entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of share capital, and in such case such Beneficial Interest Holders and only such Beneficial Interest Holders as shall be Beneficial Interest Holders of record on such record date shall be entitled to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the share register of the Trust after any such record date. If no record date is fixed by the Managing Trustees, the record date for determining Beneficial Interest Holders for any such purpose shall be at the close of business on the day on which the Managing Trustees adopt a resolution relating thereto.

                                   ARTICLE 6

                                     NOTICE

         6.1 WHEN NOTICE UNNECESSARY. Whenever any notice is required to be given under the provisions of this Declaration of Trust, a waiver thereof in writing, signed by the person entitled to such notice, either before or after the time stated therein, shall be deemed equivalent thereto. Any meeting of Managing Trustees may be held at any time without previous notice if each of the Managing Trustees shall have signed or shall thereafter sign such a waiver or shall be present in person.

         6.2 METHOD OF GIVING NOTICE. Whenever any notice is required or permitted to be given under the provisions of this Declaration of Trust, such notice may be given by delivering the same in writing to such party in person, by facsimile transmission, by Federal Express or other reputable courier service, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed given upon delivery if by personal delivery, or upon confirmation of facsimile transmission if sent by facsimile transmission, or upon delivery if sent by Federal Express or other reputable courier service, or four (4) business days after deposit in the United States mail, postage prepaid, in all cases addressed to the person entitled to such notice at his address (or in the case of facsimile transmission, telecopied to such person at the facsimile number for such person) as such address (or facsimile number, as the case may be) appears in the records of the Trust.

         6.3 EVIDENCE OF NOTICE. The certificate of any person entitled to give any such notice to the effect that such notice has been given shall be sufficient evidence thereof and shall protect all persons acting in good faith in reliance on such certificate.

                                   ARTICLE 7

                           AMENDMENT AND TERMINATION

         7.1     TERMINATION OF TRUST. Unless sooner terminated as provided in
Section 7.3, the Trust shall continue perpetually.

         7.2 EFFECT OF DEATH, BANKRUPTCY OR INCAPACITY OF BENEFICIAL INTEREST HOLDER OR TRUSTEE. The death, bankruptcy or legal incapacity of a Beneficial Interest Holder or of a Trustee, or any or all of them, or the dissolution of a company that is a Beneficial Interest Holder, or the transfer of Shares by a Beneficial Interest Holder shall not operate to terminate the Trust nor entitle any such Trustee or Beneficial Interest Holder or their legal representatives to an accounting or to take any action in the courts or otherwise.

         7.3 VOLUNTARY TERMINATION OR AMENDMENT OF TRUST. The Trust may be terminated or amended at any time by the Grantor; provided, however, nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Beneficial Interest Holders, Trustees, officers and agents of the Trust.

         7.4 FILING OF ACTION AUTHORIZING TERMINATION OR AMENDMENT. A copy of any action by the Grantor terminating or amending the terms of this Declaration of Trust may be recorded or filed in the various public offices, if any, in which this Declaration of Trust is then recorded or filed, and shall be filed at the principal place of business of the Trust and in such other places as may be required by law; but failure so to record or file any such resolution shall not affect the validity thereof.

         7.5 SALE OF TRUST ESTATE. Upon the termination of the Trust or in contemplation thereof, the Managing Trustees shall sell and convert into money or into securities the whole or any part of the Trust Estate and after paying, satisfying or discharging all debts, liabilities and obligations of the Trust or after making adequate provision therefor, shall apportion the proceeds thereof and any property forming part of the Trust Estate excepted from such sale among all the Beneficial Interest Holders ratably according to the number of Shares held by them respectively, or the Managing Trustees may upon such termination, or in contemplation thereof, divide the whole or any part of the Trust Estate in its actual state of investment among the Beneficial Interest Holders ratably according to the number of Shares held by them respectively, and for such purposes the Managing Trustees shall have power to determine the values of the property so divided. The powers conferred on the Managing Trustees in this Section shall continue as long as necessary for the liquidation and winding up of the Trust and the distribution of its assets.

                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1 POWER TO CONSTRUE DECLARATION OF TRUST. The Managing Trustees shall have power to construe this Declaration of Trust and to act on any such construction, and their construction of the same and any action taken pursuant thereto by the Trustees, officers, or agents of the Trust in good faith shall be final and conclusive.

         8.2 HEADINGS. The headings of the different articles and sections of this Declaration of Trust are inserted for convenience of reference, and are not to be taken as any part of this Declaration of Trust or to control or affect the meaning, construction or effect of the same.

         8.3 EFFECT OF PARTIAL INVALIDITY OF DECLARATION OF TRUST. If any part or parts of this Declaration of Trust shall be held invalid, such invalidity shall not affect the remainder of this Declaration of Trust, which shall be read as if such invalid part or parts did not exist.

         8.4 DELAWARE LAW CONTROLLING. This Declaration of Trust is executed with reference to the laws of the State of Delaware, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware.

         8.5 COUNTERPARTS. This Declaration of Trust may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8.6 FISCAL YEAR. The initial fiscal year of the Trust shall end on the Saturday nearest to December 31, 1996, and each fiscal year of the Trust thereafter shall consist of 52- or 53-week periods beginning on the first day after the end of the immediately preceding fiscal year and ending on the Saturday nearest to the December 31 following that first day.

         IN WITNESS WHEREOF, the Grantor and Trustees have hereunto set their hands to be effective on the day and year first above written.



                                        GRANTOR:


                                        PILLOWTEX CORPORATION


                                        BY:  /s/ JEFFREY D. CORDES
                                             -----------------------------------
                                        ITS: Executive Vice President & CFO
                                             -----------------------------------


                                        RESIDENT TRUSTEE:



                                        PNC BANK, DELAWARE


                                        BY:  /s/ W. B. McCARTHY
                                             -----------------------------------
                                        ITS: VICE-PRESIDENT
                                             -----------------------------------


                                        MANAGING TRUSTEES:

                                        /s/ JEFFREY D. CORDES
                                        ----------------------------------------
                                        Jeffrey D. Cordes

                                        /s/  CHRISTOPHER N. BAKER
                                        ----------------------------------------
                                        Christopher N. Baker

                                        /s/ SCOTT E. SHIMIZU
                                        ----------------------------------------
                                        Scott E. Shimizu

                                   EXHIBIT A

                  PROPERTY OF GRANTOR TO BE ACQUIRED BY TRUST

         The "Management Assets" and the "Management Liabilities" (as those terms are defined in that certain Restructuring Agreement that is to be entered into as of the 31st day of March, 1996, by and among Pillowtex Corporation, a Texas corporation, Manetta Home Fashions, Inc., a North Carolina corporation, Tennessee Woolen Mills, Inc., a Tennessee corporation, Beacon Manufacturing Company, a North Carolina corporation, Pillowtex, Inc., a Delaware corporation, PTEX Holding Company, a Delaware corporation, and the Trust) shall constitute the initial Trust Estate.